Exhibit 99.2

Web Marketing Holdings, Inc. and Subsidiaries (Successor Company)

Condensed Consolidated Financial Statements as of and for the Quarter Ended March 31, 2005

Web Clients, Inc. and Subsidiaries (Predecessor Company)

Condensed Consolidated Financial Statements as of and for the Quarter Ended March 31, 2004

Unaudited

WEB MARKETING HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET—UNAUDITED

(in thousands, except share data)

(Successor)
March 31,
2005

ASSETS

CURRENT ASSETS:
Cash	$1,193
Accounts receivable, net	8,843
Deferred tax asset	218
Inventories	178
Prepaid expenses and other current assets	754

Total current assets	11,186

Property and equipment, net	3,955
Intangible assets, net	13,597
Other long-term assets	474
Goodwill	64,472

TOTAL ASSETS	$93,684

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$4,465
Current portion of long-term debt	12,595
Line of credit	3,431
Accrued expenses and other current liabilities	2,036

Total current liabilities	22,527

Deferred tax liability	860
Dividend payable	3,940
Derivative instrument	6,180
Long-term debt, net of current portion	6,760

Total liabilities	40,267

Minority interest	769

STOCKHOLDERS’ EQUITY:
Convertible preferred stock stock, $.001 par value; 100,000 shares authorized, 54,698 shares issued and outstanding at March 31, 2005	—
Common stock, $.001 par value; 50,000,000 shares authorized, 12,631,173 issued and outstanding at March 31, 2005;	13
Additional paid-in capital	56,146
Deferred stock compensation	(484)
Accumulated deficit	(3,027)

Total stockholders’ equity	52,648

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$93,684

See notes to condensed consolidated financial statements.

WEB MARKETING HOLDINGS, INC. AND SUBSIDIARIES (SUCCESSOR COMPANY)

WEB CLIENTS, INC. AND SUBSIDIARIES (PREDECESSOR COMPANY)

CONDENSED CONSOLIDATED STATEMENTS OF INCOME—UNAUDUTED

(in thousands)

	(Successor)	(Predecessor)
	For the	For the
	Period	Period
	January 1, 2005	January 1, 2004
	to	to
	March 31, 2005	March 31, 2004

REVENUES	$16,727	$11,445

COST OF REVENUES	9,848	5,099

Gross profit	6,879	6,346

OPERATING EXPENSES:
Selling and marketing	643	380
Technology, support, and development	185	125
General and administrative	1,641	3,971
Stock-based compensation	59	133
Amortization	483	7
Depreciation	94	75

Total operating expenses	3,105	4,691

Operating income	3,774	1,655

OTHER (EXPENSE) INCOME:
Change in fair value of derivative instrument	(256)	—
Interest income	—	10
Interest expense	(590)	(10)

Total other (expense) income	(846)	—

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	2,928	1,655

PROVISION FOR INCOME TAXES	1,302	—

INCOME BEFORE MINORITY INTEREST	1,626	1,655

MINORITY INTEREST	(31)	(40)

NET INCOME	$1,595	$1,615

See notes to condensed consolidated financial statements.

WEB MARKETING HOLDINGS, INC. AND SUBSIDIARIES (SUCCESSOR COMPANY)

WEB CLIENTS, INC. AND SUBSIDIARIES (PREDECESSOR COMPANY)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS—UNAUDITED

(in thousands, except share data)

	(Successor)	(Predecessor)
	Period	Period
	January 1, 2005 to	January 1, 2004
	March 31, 2005	to March 31, 2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,595	$1,615
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	134	110
Amortization of intangibles	483	7
Amortization of loan origination fees	55	—
Amortization of deferred stock-based compensation	59	133
Change in fair value of derivative instrument	256	—
Minority interest	31	39
Increase (decrease) in cash resulting from changes in:
Accounts receivable	920	(564)
Inventories	24	(97)
Prepaid expenses and other current assets	(187)	867
Other noncurrent assets	(2)	(8)
Deferred tax asset	(41)	—
Accounts payable	(1,470)	1,423
Obligations to stockholders	—	(25)
Deferred tax liability	318	—
Accrued expenses and other current liabilities	(720)	361

Net cash provided by operating activities	1,455	3,861

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(466)	(175)
Loan to strategic business partner	—	(125)

Net cash used in investing activities	(466)	(300)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net payments on line of credit	(674)	(11)
Principal payments on term loans with bank	(1,160)	—
Principal payments from related parties/stockholders	—	569
Loan from related parties	—	22
Net decrease in bank overdraft	—	(916)
Shareholder distributions	—	(30)

Net cash used in financing activities	(1,834)	(366)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(845)	3,195

CASH AND CASH EQUIVALENTS—Beginning of period	2,038	189

CASH AND CASH EQUIVALENTS—End of period	$1,193	$3,384

See notes to condensed consolidated financial statements.

WEB MARKETING HOLDINGS, INC. AND SUBSIDIARIES
(SUCCESSOR COMPANY)
WEB CLIENTS, INC. AND SUBSIDIARIES
(PREDECESSOR COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1.                      ORGANIZATION, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Basis of Presentation—Web Marketing Holdings, Inc. (the “Successor”), and its wholly owned subsidiary Web Clients Acquisition, Inc. (the “Company”) acquired the net assets of Web Clients, Inc., including its wholly owned subsidiaries (the “Predecessor”), on May 18, 2004 (the “May 18th Transaction”) (Note 2). Accordingly, the accompanying financial statements include the results of Web Clients, Inc. for all periods presented and the results of Web Marketing Holdings, Inc. after the May 18th Transaction.

The Company is a provider of results-based on-line advertising. The Company offers a broad range of integrated media, technology, and data solutions to advertisers, ad agencies, web publishers, and merchants under the trade names Webclients.net and I-deal Direct Interactive.

The condensed consolidated financial statements are unaudited and, in the opinion of management, reflect all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of the results for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year or for any future period. As required by the Securities and Exchange Commission (the “SEC”) under Rule 10-01 of Regulation S-X, the accompanying condensed consolidated financial statements and related footnotes have been condensed and do not contain certain information that may be included in the Company’s annual financial statements and footnotes thereto. These condensed consolidated financial statements should be read in conjunction with the financial statements and related notes included in the Company’s audited financial statements as of and for the year ended December 31, 2004.

Principles of Consolidation—Prior to the May 18th Transaction, the consolidated financial statements include the financial statements for Web Clients, Inc. and its wholly owned subsidiaries, I–Deal Direct Interactive, Inc. (“IDD”), Bullseye Media, Inc., and 123 Click Inc. In addition, certain special-purpose entities, GPH Worldwide, Inc. (“GPH”) and 2201 Partners, L.P. (“2201 Partners”), were consolidated. All intercompany balances and transactions have been eliminated in consolidation.

After the May 18th Transaction, the consolidated financial statements for the Company include the financial statements of Web Marketing Holdings, Inc. and its wholly owned subsidiaries Webclients, Inc., I-Deal Direct Interactive, Inc., Bullseye Media, Inc., 123 Click, Inc., USA Interactive, Inc., Target Mail, Inc., Top Notch Media, Inc., American Web Publishing, Inc., and 2201 Partners. All significant intercompany balances and transactions have been eliminated in consolidation.

GPH is a C-corp that sold various products on-line through a marketing services agreement with the Company. The agreement became effective on January 1, 2003. The Company was determined to be the primary beneficiary of GPH’s operations, and therefore, GPH was consolidated for the period January 1, 2003 to May 17, 2004. The marketing services agreement with the Company was terminated in conjunction with the May 18th Transaction. After May 18, 2004, the Company performed the activities that were previously conducted by GPH. Therefore, the financial statements of GPH are not consolidated in the Company’s financial statements as of March 31, 2005, and for any periods after May 18, 2004.

2201 Partners, which was formed in May 2003, is a limited partnership involved in real estate investing. This entity has an operating lease agreement with the Company. Due to common ownership between 2201 Partners and the Company, 2201 Partners was consolidated for all periods presented. The activity related to the lease agreement was eliminated in consolidation.

The minority interest of $769,000 at March 31, 2005 represents the outside equity in 2201 Partners.

Derivatives—The Company accounts for derivative instruments in accordance with SFAS 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS 137 and SFAS 138. Derivative instruments embedded in other contracts or agreements, such as the conversion rights of the Company’s preferred stock, are separated into their host and derivative financial instrument components. The derivative component is recorded at its estimated fair value in the Company’s condensed consolidated balance sheet with changes in estimated fair value recorded as a component of Other Income (Expense) in the Company’s condensed consolidated statement of income.  Other expense of $256,000 relating to changes in the estimated fair value of the derivative component was recorded in the three-month period ended March 31, 2005.

Stock-Based Compensation—The Company applies the intrinsic-value-based method of accounting prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting For Stock Issued to Employees (“APB 25”) and related interpretations including Financial Accounting Standards Board Interpretation (“FIN”) No. 44, Accounting for Certain Transactions Involving Stock Compensation (“FIN 44”), to account for its fixed-plan stock options. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. The Company amortizes stock-based compensation on a straight-line basis over the vesting period of the options. SFAS  No. 123, Accounting for Stock-Based Compensation (“SFAS 123”) and SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure, established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. As permitted by existing accounting standards, the Company has elected to continue to apply the intrinsic-value-based method of accounting described above, and has adopted only the disclosure requirements of SFAS 123, as amended.   The following table illustrates the effect on net income if the minimum value method for nonpublic entities had been applied to all outstanding and unvested awards in each period. The assumptions used are as follows:

	Period	Period
	January 1, 2005 –	January 1, 2004 –
	March 31, 2005	March 31, 2004

Risk-free rate	4.5%	4.2%

Expected life of options	10 years	10 years

Dividends expected to be paid	No	No

	January 1, 2005 –	January 1, 2004 –
(in thousands)	March 31, 2005	March 31, 2004
Net income—as reported	$1,595	$1,615
Add: stock-based employee compensation expense included in net income-net of tax	35	132
Deduct: stock-based employee compensation expense determined under fair-value-based method for all awards—net of tax	(42)	(145)
Proforma net income	$1,588	$1,602

Income Taxes—Prior to the May 18th Transaction, income taxes were the liability of the stockholders of the Company as a result of electing S corporation status. Accordingly, no provision for federal or state income taxes is reflected in the condensed consolidated statements of income for the period January 1, 2004 to May 18, 2004.

After the May 18th Transaction, the Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and to operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of the available evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

Use of Estimates—The preparation of the condensed consolidated financial statements requires management to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include the useful lives of property and equipment, valuation allowances for receivables, allowances for advertiser credits, accounting for stock-based compensation in accordance with APB 25, accounting for conversion rights on the Company’s preferred equity, a “derivative” in accordance with SFAS 133, and certain accrued expenses. Actual results could differ from those estimates.

Recently Issued Accounting Pronouncements—In December 2003, the FASB issued FIN 46-R, Consolidation of Variable Interest Entities (“FIN 46-R”), which requires variable interest entities to be consolidated by the primary beneficiary of the entity if certain criteria are met. A nonpublic enterprise shall apply FIN 46-R to all entities that are subject to this Interpretation by the beginning of the first annual period beginning after December 15, 2004. The Company adopted FIN-46R effective January 1, 2005.  The adoption of FIN 46-R did not have a significant impact on the Company’s financial statements.

2.                      BUSINESS COMBINATIONS

On May 18, 2004, Web Marketing Holdings, Inc., led by two private equity firms, acquired the net assets of Web Clients, Inc. and its subsidiaries. The primary purpose of this transaction was to provide liquidity for the Company’s existing shareholders. The operational structure of the entity was not affected by this transaction.

The net assets of Web Clients, Inc. were acquired for an aggregate purchase price of $84,590,000. The purchase price was funded with a cash investment of $54,590,000 from the investor group and $30,000,000 from bank financing. As of March 31, 2005, $4,000,000 of the purchase price was held in an escrow account for purchase price adjustments and post-closing indemnities.

3.                      PROPERTY AND EQUIPMENT

Property and equipment consist of the following at March 31, 2005:

	Estimated	March 31,
(in thousands)	Life (in years)	2005

Land	—	$362
Buildings and building improvements	5-39	2,205
Computer equipment and purchased software	3-5	890
Leasehold improvements	3-5	68
Vehicles	5	70
Furniture and equipment	5	621
Construction in progress	—	229
		4,445

Less accumulated depreciation		(490)

		$3,955

Depreciation expense was $134,000 and $110,000 for the three-month periods ended March 31, 2005 and 2004, respectively.

4.             INTANGIBLE ASSETS

Intangible assets consist of the following at March 31, 2005:

	Estimated	March 31,
(in thousands)	Life (in years)	2005
Customer Relationships	6	$6,840
Developed Software	3	676
Trade Name	—	6,080
Non-compete Agreements	3	1,688
		$15,284

Less accumulated amortization:		$(1,687)

		$13,597

Amortization expense was $483,000 and $0 for the three-month periods ended March 31, 2005 and 2004, respectively.

5.                      ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

The Company has accrued payroll and withholdings totaling $398,000 at March 31, 2005.  Other accrued expenses and other current liabilities primarily consist of accrued taxes, accrued vacation, accrued interest, advertiser deposits, and the current portion of Shareholder distributions payable.

6.                      RELATED PARTY TRANSACTIONS

Prior to the May 18th Transaction, the Company had various demand notes due from stockholders/officers amounting to $569,000 at December 31, 2003. This balance consisted of amounts remaining outstanding on $550,000 of notes issued on October 22, 2001 and on $800,000 of notes issued on January 31, 2002 to members of the management team in conjunction with the acquisition of 5,000,000 and 10,000,000 shares of common stock, respectively, from the Company’s former majority stockholder. These notes were repaid in March 2004. The notes accrued interest at the LIBOR Market Index Rate plus 1.7%. Interest income related to these notes amounted to $3,000 for the three-month period ended March 31, 2004.

In conjunction with the stock transaction on October 22, 2001 described above, the Company entered into an agreement to pay a minimum of $80,000 per year, plus certain benefits, for a period of three years to another of the Company’s stockholders. This agreement also required the Company to make monthly distributions to its stockholders of not less than $10,000 for a period of two years, of which the minority stockholder was entitled to 25%. This agreement was entered into in consideration of the stockholder agreeing to the sale of shares and the termination of a “Cross Purchase Agreement.” Since no future services were required to be provided to the Company under the agreement, the total estimated amount to be paid ($271,925) was expensed in 2001. This agreement was amended in January 2002 to remove the conditions whereby the stockholder could receive payments in excess of the required minimum annual payments of $80,000. Under the amended agreement, the stockholder will be paid $80,000 per year for a period of two years and $90,000 per year for three years thereafter, plus certain benefits from the date of the original agreement. The additional expense recorded in 2002 related to the amended agreement was $228,000. This agreement also required the Company to make monthly distributions of not less than $10,000 to its stockholders for a period of five years, of which the minority stockholder was entitled to 25%. This agreement and the associated obligation were subsequently terminated in conjunction with the May 18th Transaction and were not assumed by the Successor Company.

The Company had notes payable of $25,000 to stockholders/officers at March 31, 2004. This amount was repaid in April 2004. These notes accrued interest at the LIBOR Market Index Rate plus 1.7%.

The Company paid a $2,000,000 bonus to the executive management team, which owned approximately 72% of the Predecessor Company, in February 2004, related to their efforts in pursuing a liquidity event. This was a one-time bonus related to the team’s efforts in obtaining letters of interest for the sale of a majority interest in the Company. A bonus of $990,500 was also paid to the executive management team in March 2004 related to expected operating results for the first quarter of 2004. These amounts are included as general and administrative expenses in the accompanying condensed consolidated statement of income for the three-month period ended March 31, 2004.

The Company entered into a loan agreement with a related party on August 6, 2003, whereby it could lend up to $300,000 for the purpose of helping the borrower develop new publishing and website publisher resources that would benefit the operations of the Company. The Company issued two notes for $125,000 each under this agreement in August 2003 and February 2004. The notes required monthly payments of $5,000 from November 1, 2004 through November 1, 2005 and $10,000 per month thereafter.  The notes accrued interest at 4% per year, compounded monthly. These notes were repaid and were not acquired by the Successor Company in connection with the May 18th Transaction.

The Company entered into an agreement in 2003 with a related party to perform consulting services. This agreement required the payment of $6,500 monthly for a period of ten years starting August 1, 2003. The expense recognized related to this agreement was $19,500 for the three-month period ended March 31, 2004. The agreement, including the obligation to make the $6,500 monthly payment, terminated in conjunction with May 18th Transaction.

7.             LONG-TERM DEBT

Below is a summary of the outstanding debt at March 31, 2005:

(in thousands)
Term Loan
Web Marketing Holdings—Current Portion	$12,595
Web Marketing Holdings—Long-Term Portion	6,760
19,355

Line of Credit
Web Marketing Holdings	$2,067
2201 Partners	1,364
$3,431

The Company has two standby letters of credit in place totaling $245,000 as of March 31, 2005.

8.                      SUBSEQUENT EVENT

On June 10, 2005, the Company entered into a definitive agreement with ValueClick, Inc. (NASDAQ:VCLK), to sell all of the outside equity interest in the Company and extinguish all outstanding bank debt for an aggregate purchase price of $142.5 million, including $122 million in cash, 1.8 million shares of ValueClick common stock and approximately 350,000 options to purchase shares of ValueClick common stock. The transaction obtained regulatory approvals and closed on June 24, 2005. The Company’s outstanding bank debt was extinguished in conjunction with this transaction.

******